EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-111966, 333-81876, 333-103241 and 333-32225) of Digital Video Systems, Inc. and the incorporation by reference in the Registration Statements on Form S-8 (file Nos. 333-65598, 333-103243, and 333-39211) of Digital Video Systems, Inc. of our report dated March 29, 2004 relating to the December 31, 2003 and 2002 financial statements and financial statement schedules included in this Annual Report on Form 10-K.

/s/ Burr, Pilger & Mayer LLP

Palo Alto, California
April 15, 2005

FY2